Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-41714, No. 333-69334, No. 333-71866, and No. 333-139999 on Form S-8 of Transgenomic, Inc. and subsidiaries, of our report dated March 26, 2009 relating to our audits of the consolidated financial statements appearing in the Annual Report on Form 10-K of Transgenomic Inc. for the years ended December 31, 2008 and December 31, 2007.

/s/ McGladrey & Pullen, LLP

Omaha, Nebraska

March 26, 2009